                                                             Exhibit No. EX-99.j

   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We  consent  to the  references  to  our  firm  under  the  captions  "Financial
Highlights" in the  Prospectus  and  "Financial  Statements" in the Statement of
Additional   Information  and  to  the   incorporation   by  reference  in  this
Registration Statement (Form  N-1A)(Post-Effective  Amendment No. 52 to File No.
002-57791;  Amendment  No. 52 to File No.  811-02715)  of  Delaware  Group State
Tax-Free  Income Trust of our report dated April 10, 2006,  included in the 2006
Annual Report to shareholders.

/s/ERNST & YOUNG LLP
Philadelphia, Pennsylvania
June 12, 2006